As filed with the Securities and Exchange Commission on July 30, 2010

Registration  No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware	Barnes Group Inc.	06-0247840
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol, Connecticut  06010
860-583-7070
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Claudia S. Toussaint
Senior Vice President and General Counsel
Barnes Group Inc.
123 Main Street
Bristol, Connecticut  06010
860-583-7070
___________

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David A. Cifrino, P.C.
McDermott Will & Emery LLP
28 State Street
Boston, Massachusetts 02109-1775
617-535-4034

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered*	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Debt Securities, Preferred Stock, $0.01 par value Common Stock, $0.01 par value Depositary Shares representing Preferred Stock (2), Warrants (3), Stock Purchase Contracts, Stock Purchase Units	(1)
  (1) An indeterminate aggregate initial offering price and amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.  In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of registration fees.

 (2)  Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.

 (3)   Includes warrants to purchase debt securities, preferred stock, depositary shares and common stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2010

PROSPECTUS
Debt Securities, Preferred Stock, Depositary Shares Representing Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units
__________________________

We may sell from time to time:

•	our debt securities,

•	shares of our preferred stock, which may be represented by depositary shares,

•	shares of our common stock,

•	warrants,

•	stock purchase contracts,

•	stock purchase units, or

•	any combination of the foregoing.

We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet.

You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

Our common stock is listed on the New York Stock Exchange under the symbol “B”.  The applicable prospectus supplement or term sheet will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Investing in our securities involves certain risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information,” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

1.           The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 28, 2010, February 12, 2010, February 26, 2010, April 5, 2010, and May 12, 2010; and

4.
The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed on August 21, 1963,  including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at: Barnes Group Inc., Attention: Claudia S. Toussaint, Senior Vice President, General Counsel and Secretary, 123 Main Street, Bristol, Connecticut 06010; Telephone: 860-583-7070.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or term sheet. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or term sheet is accurate as of any date other than the date on the front of those documents.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus and elsewhere regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. These forward-looking statements are identifiable by our use of such words as “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date on which we make them. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations, or “cautionary statements,” are disclosed in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the “Risk Factors” section included in our filings with the SEC. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

BARNES GROUP INC.

Barnes Group Inc. and its subsidiaries (collectively, “we,” “us,” “our,” or the “Company”) is an international logistical services company and aerospace and industrial components manufacturer serving a wide range of end markets and customers. The products and services provided by Barnes Group are critical components for far-reaching applications that provide transportation, communication, Manufacturing and technology to the world. These vital needs are met by our skilled workforce, a critical resource of Barnes Group. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group was organized as a Delaware corporation in 1925.  We operate under two global business segments: Logistics and Manufacturing Services, and Precision Components.

The Company’s website is located at www.bginc.com.  Information in, or accessible through, our website is not a part of, and is not incorporated into this prospectus.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q filed with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Pending the application of the proceeds, we will invest the proceeds in certificates of deposit, U.S. government securities or other interest bearing securities.

DIVIDEND POLICY

We have paid cash dividends to stockholders on a continuous basis since 1934. Payment of future dividends will depend upon the Company’s financial condition, results of operations and other factors deemed relevant by the Company’s Board of Directors, as well as any limitations resulting from financial covenants on net worth under the Company’s credit facilities.  Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed changes, earnings consist of pre-tax income from continuing operations, before income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest plus distributed income of equity investees, less interest capitalized.  Fixed charges consists of interest on indebtedness, including amounts capitalized and amortization of debt discounts, plus amortization of debt financing costs and that portion of rental expense that management believes to be a reasonable estimate of the interest factor.

	For the Three Months Ended March 31,	For the Fiscal Year Ended December 31,	For the Fiscal Year Ended December 31,	For the Fiscal Year Ended December 31,	For the Fiscal Year Ended December 31,	For the Fiscal Year Ended December 31,
	2010	2009	2008	2007	2006	2005

Ratio of Earnings to Fixed Charges	3.0x	2.3x	4.3x	4.1x	3.7x	3.8x

DESCRIPTION OF DEBT SECURITIES

General

The following description of the debt securities that we may offer, together with the additional information included in any prospectus supplement, provides a summary of the material terms and conditions of debt securities that we may issue, but it is not complete. For a complete description of the terms of the debt securities, please refer to the indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the debt securities to be offered will be issued.

The form of indenture for the debt securities has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. The terms of a particular series of debt securities will be set forth in a resolution of our Board of Directors, an officers’ certificate or a supplemental indenture, and such terms will be described in a prospectus supplement. The prospectus supplement relating to a particular series of debt securities may or may not modify the general terms of the debt securities found in this prospectus. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

The indenture will not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.

Unless otherwise specified in the prospectus supplement, our debt securities will be general unsecured obligations. Any senior debt securities that we offer will rank equally with all of our other unsecured, unsubordinated obligations. Any subordinated debt securities that we issue will rank junior in right of payment to all of our senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement. In addition, our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the debt securities or to provide us with the funds to satisfy our payment obligations. As a result, any debt securities that we issue will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

Terms of Offered Debt Securities to be Described in a Prospectus Supplement

The applicable prospectus supplement accompanying this prospectus will describe the terms of the particular series of debt securities we are offering, including:

•	the title of the debt securities;

•	whether the debt securities are senior or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price of the debt securities, expressed as a percentage of the principal amount;

•	the date or dates on which the principal of, and any premium on, the debt securities will be payable, or the method for determining the date or dates;

•	if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

•
if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates, the record dates for those interest payment dates and the basis upon which interest shall be calculated;

•	any right to defer payment of interest and the maximum length of any deferral period:

•	the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

•	if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which we may redeem the debt securities;

•
the terms and conditions of any sinking fund, repurchase right or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

•	the currency or currencies in which the debt securities are denominated and payable, if other than U.S. dollars;

•	whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method, and the manner in which such amounts are to be determined;

•	any additions or changes to the events of default in the indenture;

•	any additions or changes with respect to the other covenants in the indenture;

•	the terms and conditions, if any, upon which the debt securities may be convertible into common stock, preferred stock or other securities;

•	the applicability of the defeasance provisions to a series of debt securities issued under the indenture;

•	whether the debt securities will be issued in the form of global securities or certificates; and

•	any other terms of the debt securities.

The prospectus supplement may also describe special federal income tax consequences of the debt securities, including any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity will become due and payable.

In addition, the material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement.

We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us, unless the reopening was restricted when the series was created. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement.

Conversion or Exchange Rights

The terms on which a series of notes may be convertible into or exchangeable for common stock, preferred stock or other of our securities will be described in a prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock, preferred stock or other of our securities to be received by the holders of such series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless otherwise noted in the applicable prospectus supplement, the indenture will limit our ability to merge, consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, unless:

•	any successor corporation is a corporation organized under the laws of the United States or any state thereof;

•	the successor corporation expressly assumes all of our obligations under the applicable indenture and any debt securities issued under the indenture;

•	there is no event of default immediately after giving effect to the merger, consolidation or sale; and

•	certain other conditions are met.

Covenants

Under the indenture, we will agree to:

•	maintain an office or agency as a place of payment;

•	pay the principal and interest on the debt securities of each series; and

•	deposit sufficient funds with any paying agent or trust, on and before the applicable due date, to satisfy any principal, interest or premium.

As described in the prospectus supplement relating to any particular debt securities, the terms of such debt securities may contain covenants limiting:

•	the incurrence of debt by us or our subsidiaries;

•	the making of payments by us or our subsidiaries;

•	mergers, consolidations and similar transactions;

•	issuances of stock by our subsidiaries;

•	the sale or other conveyance of assets by us or our subsidiaries;

•	transactions between us and our affiliates; and

•	the imposition of any liens on our or our subsidiaries' assets.

Any additional covenants applicable to any particular series of debt securities will be described in a prospectus supplement.

Events of Default Under the Indenture

Unless otherwise indicated in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities issued:

•	failure to pay interest when due, if the failure continues for 30 days;

•	failure to pay the principal or premium, if any, when due;

•
failure to observe or perform any other covenant contained in the applicable series of debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after we receive notice of such failure from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	failure to make payment of any sinking fund installment, if the failure continues for 30 days; and

•	certain events of bankruptcy, insolvency or reorganization of us, but not of our subsidiaries.

A particular series of debt securities may include additional events of default or changes to the events of default described above. If any additional or different events of default apply to a particular series of debt securities, they will be described in the prospectus supplement relating to that series.

If an event of default with respect to debt securities (other than a bankruptcy default) of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the indenture trustee if notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If a bankruptcy default occurs with respect to us, the principal of, premium, if any, and accrued interest on each series of debt securities issued under the indenture will become immediately due and payable without any declaration or other act of the trustee or the holders.

The holders of a majority in principal amount of all outstanding debt securities may waive any default or event of default and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest.

Any waiver will be deemed to cure the default or event of default to which the waiver relates.

Subject to the terms of the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of all affected series, as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the affected series, provided that:

•	it is not in conflict with any law or the indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

•
subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request therefor, and the holders have offered indemnity reasonably satisfactory to the trustee to institute the proceedings as trustee; and

•
the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on the debt securities.

Subordination of Subordinated Debt Securities

The payment of the principal of, premium, if any, and interest on any series of subordinated debt securities we may issue under the indenture will rank junior in right of payment to the prior payment in full of all senior indebtedness, as defined in the indenture, to the extent described in the prospectus supplement accompanying such series.

Defeasance and Covenant Defeasance

Unless the prospectus supplement describes otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as “legal defeasance” and “covenant defeasance.” Legal defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the debt securities). Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the indenture.

To elect either legal defeasance or covenant defeasance for any series of debt securities, we must deposit with the trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the legal defeasance or covenant defeasance holders will not be required to recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred. For legal defeasance, that opinion must be based on either an Internal Revenue Service ruling or a change in law since the date of the indenture. We must also meet other conditions, such as there being no events of default. The amount deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid.

Our obligations relating to the debt securities will be reinstated if the trustee is unable to pay the debt securities with the deposits held in trust due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.

Modification of Indenture; Waiver

We and the trustee may, without the consent of any holders, change the terms of the indenture with respect to certain matters, including:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to change any provision if the change does not materially adversely affect the interests of any holder of debt securities of the applicable series;

•
to provide for the assumption, by a successor person or the acquiror of all or substantially all of our assets, of our obligations under the indenture and the debt securities issued under the indenture;

•	to provide for conversion rights in certain events;

•	to add any additional events of default;

•	to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us; and

•	to comply with any requirement in connection with the qualification of an indenture under the Trust Indenture Act.

In addition, under the indenture, we may change the rights of holders of a series of debt securities and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	changing the stated maturity of the principal of, or any installment of interest on, any such series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment for interest, or reducing any premium payable upon the redemption of any debt securities;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any debt securities; or

•	impair a holder's right to initiate suit for the enforcement of any payment on or with respect to any debt security.

Also, any reduction in the percentage of principal amount of debt securities, the holders of which are required to consent to any amendment, modification or waiver under the indenture or a particular series of debt securities, will require the affirmative consent of at least the percentage of debt securities which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

Unless otherwise indicated in the applicable prospectus supplement, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to the series.

The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by any applicable underwriters, agents or us.

Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.

The depositary or its nominee registered as the owner of such global security will be treated by us as the sole owner for all purposes under the indenture and the particular series of debt securities. Unless the prospectus supplement provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security. We, the trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may not receive individual debt securities of that series in exchange for its beneficial interests.

To the extent material and not otherwise described in this prospectus, the prospectus supplement will describe the method of payment of principal of, and interest and premium, if any, on, a global security. Payments of principal of, and premium, if any, and interest on, debt securities will be made to the registered depositary or its nominee.

At the option of the holder, subject to the terms of the indenture and any limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, of like tenor and aggregate principal amount, in any authorized denomination.

Subject to the terms of the indenture, and any limitations applicable to global securities described in the applicable prospectus supplement, debt securities duly endorsed or with the form of transfer endorsed thereon and duly executed if so required by us or the registrar, may be presented for exchange or for registration of transfer at the office of the registrar or at the office of any paying agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have initially designated the trustee as registrar, and any additional registrars will be named in the applicable prospectus supplement. We may at any time designate additional registrars, rescind the designation of any office or approve a change in the office through which any registrar acts, except that we will be required to maintain a registrar in each place where the debt securities of each series may be presented for registration of transfer.

If the debt securities of any series are to be redeemed, we will not be required to:

•
issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Regarding the Trustee

The trustee, other than when an event of default with respect to a particular series of debt securities has occurred and is continuing, will undertake to perform only such duties as are specifically set forth in the indenture and, upon an event of default with respect to a particular series of debt securities, will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive indemnity reasonably satisfactory to it. The trustee provides banking and other services to us in the ordinary course of business, and it is a participant in certain of our debt arrangements and a trustee under certain of our pension plans.

Paying Agents and Payment

Unless otherwise indicated in the applicable prospectus supplement, the payment of interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of such interest.

Principal of, premium, if any, and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, premium, if any, and interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or premium, if any, or interest on, any debt securities which remains unclaimed at the end of two years after the principal, premium, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the security may look only to us for payment of those amounts.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized to issue in one or more series, generally without stockholder approval, up to 3,000,000 shares of preferred stock, $0.01 par value per share. Undesignated shares of preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. Thus, unless a specific stockholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our board of directors could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement or term sheet relating to a series of preferred stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of preferred stock.

            The applicable prospectus supplement or term sheet will describe the specific terms of any series of preferred stock being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such series of preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
whether such series of preferred stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

•	the place or places where dividends and other payments on such series of preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.

All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock.  The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.  The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.

General

We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.

Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders.  The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.  If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series preferred stock represented by the depository receipts.

Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF COMMON STOCK

If we offer shares of common stock, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the New York Stock Exchange or other exchange that the common stock is then listed, including a recent reported last sale price of the common stock.  Our authorized common stock currently consists of  150,000,000 shares, $0.01 par value per share.

The shares of common stock offered by this prospectus will, when issued, be validly issued and fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

The following descriptions of our common stock and certain provisions of our Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws are summaries and are not complete. You should carefully review the provisions of our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and appropriate provisions of the Delaware General Corporation Law.

Voting

Holders of common stock are entitled to one vote per share.

Dividends

We have paid cash dividends to stockholders on a continuous basis since 1934. Payment of future dividends will depend upon the Company’s financial condition, results of operations and other factors deemed relevant by the Company’s Board of Directors, as well as any limitations resulting from financial covenants on net worth under the Company’s credit facilities.  Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

Other Provisions

Holders of common stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any.  Holders of common stock have no preemptive rights to subscribe for any additional securities of any class which we may issue, nor is the common stock subject to calls or assessments.

Certain Statutory Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that such person became an interested stockholder, unless

•
prior to the time the interested stockholder becomes an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

•
at or subsequent to the time the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. The following description of warrants that we may offer, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of the warrants. You should read the particular terms of the warrants that are offered by us, which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

General

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that will be described in the prospectus supplement relating to the warrants. A form of warrant agreement, including a form of warrant certificate representing the warrants, reflecting the alternative provisions that may be included in the warrant agreements to be entered into with respect to particular offerings of warrants, will be filed with the SEC in connection with the offering of warrants. As explained below, each warrant will entitle its holder to purchase securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement.

Terms of the Warrants to be Described in the Prospectus Supplement

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement. This description will include:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued, if any;

•	the designation and terms of the common stock, preferred stock or debt securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

•	if applicable, the date on and after which the warrants and the other securities will be separately transferable;

•
the number of shares of common stock or preferred stock or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

•	anti-dilution provisions of the warrants, if any;

•
with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	if applicable, a discussion of any material federal income tax considerations; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants. Holders of warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or exercise any rights whatsoever as stockholders.

If there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which that warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, each warrant will entitle the holder to purchase for cash the securities covered by the warrant at the exercise price that will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the warrants to the person entitled to them. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modifications

The warrant agreement may be amended by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment may not adversely affect the interest of the holders of warrant certificates in any material respect. We and the warrant agent also may modify or amend the warrant agreement and the terms of the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of each holder affected by the modification or amendment:

•	an increase in the exercise price of the warrants;

•	a shortening of the period of time during which the warrants may be exercised;

•	any material and adverse change that affects the exercise rights of the holders of the warrants; or

•
a reduction in the number of warrants whose holders must consent to the modification or amendment of the warrant agreement or the terms of the warrants. Merger, Consolidation, Sale or Other Dispositions

Under the warrant agreement, we may consolidate with, or sell or convey all or substantially all of our assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of our assets, the successor or assuming corporation will succeed to and be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will then be relieved of any further obligation under the warrant agreement or under the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent in connection with the issuance and exercise of warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a warrant certificate or any owner of a beneficial interest in warrants. The holders of warrant certificates, without the consent of the warrant agent, the holder of any securities issued upon exercise of warrants or the holder of any other warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise in respect of, their rights to exercise warrants evidenced by their warrant certificates.

Governing Law

Except as may otherwise be provided in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts (“prepaid securities”) upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement relating thereto.

BOOK-ENTRY ISSUANCE

        Unless otherwise indicated in a prospectus supplement, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        Based on information furnished by DTC, DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the securities registered in their names; or
•	receive or be entitled to receive physical delivery of certificated securities in definitive form.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, the securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement also will include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

        We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933 (the “Securities Act”).

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

        Securities may also be sold in one or more of the following transactions:

•	block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Stock Market or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Barnes Group Inc. for the three-month periods ended March 31, 2010 and 2009, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate report dated April 30, 2010, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information.  Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

SEC registration fee	$	*
Printing expenses		**
Fees and expenses of counsel		**
Fees and expenses of accountants		**
Trustees fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

* The filing fee is to be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

** These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.  Indemnification of Directors and Officers.

 Article IV of the Registrant’s By-laws states that the Registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted by the laws of the State of Delaware. The Registrant has also entered into an indemnification agreement with each of its directors and executive officers. Such agreement provides that the Registrant shall indemnify, and advance expenses, to the indemnified person to the fullest extent permitted by applicable law in effect on the date of such agreement and to such greater extent as thereafter permitted by law. The agreement is governed by Delaware law. Such rights to indemnification and expense advancement are provided when the indemnified person is, or is threatened to be made, a party to certain proceedings or is a witness in such proceedings because of his or her role as a director or officer of the Registrant. The indemnification agreement remains in effect for 10 years after the indemnified person ceases to be an officer or director of the Registrant, or until final termination of all proceedings in which he or she is protected under the agreement, whichever is later.

Section 145 of the Delaware General Corporation Law provides, in general, for the indemnification of any director or officer who was, is, or is threatened to be made a party in any action, suit or proceeding (other than an action by or in the right of the Registrant). In general, each director and officer is indemnified against losses by reason of his or her being an officer or director of the Registrant provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The directors and officers of the Registrant are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers, including actions, suits or proceedings arising out of any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty. The Registrant is similarly insured, under such policy, with respect to certain payments it might be required to make to its directors or officers in accordance with applicable law and its By-law provisions relating to indemnification.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Restated Certificate of Incorporation, as amended,  includes such a provision.

ITEM 16.  Exhibits

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement for Debt Securities
1.2*	Form of Underwriting Agreement for Equity Securities
1.3*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts or Stock Purchase Units
3.1
Restated Certificate of Incorporation; Certificate of Designation; Preferences and Rights of Series A Junior Participating Preferred Stock; Certificate of Change of location of registered office and of registered agent, dated December 13, 2002; Certificate of Merger of domestic company, dated May 19, 2004; and Certificate of Amendment of Restated Certificate of Incorporation of Barnes Group Inc., dated April 20, 2006.  (Incorporated by reference to Exhibit 3 to the Company’s report on Form 10-Q for the quarter ended March 31, 2006.)

3.2	Amended and Restated By-laws. (Incorporated by reference to Exhibit 3.2 to the Company’s report on Form 10-K for the year ended December 31, 1998).
4.1**	Form of Indenture
4.2*	Form of Debt Security
4.3*	Form of Deposit Agreement
4.4*	Form of Depositary Receipt
4.5*	Form of Warrant Agreement
5**	Opinion of McDermott Will & Emery LLP
12**	Statement of Computation of Ratio of Earnings to Fixed Charges
15**	Letter regarding unaudited interim financial information
23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)
23.2**	Consent of PricewaterhouseCoopers LLP
24.1**	Powers of Attorney (included on signature pages of this registration statement)
25**	Statement of Eligibility of Trustee on Form T-1 for the Indenture
 *To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**Filed herewith.

ITEM 17.  Undertakings.

(a)  The undersigned Registrant hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of andincluded in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating tothe offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of theundersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containingmaterial information about the undersigned Registrant or their securities provided by or onbehalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersignedRegistrant to the purchaser.

(b) The undersigned Registrant hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “TI Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TI Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bristol, State of Connecticut on July 27, 2010.

Barnes Group Inc.

By: /s/ Christopher J. Stephens, Jr.
Name:  Christopher J. Stephens, Jr.
Title: Senior Vice President, Finance and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.  Each person whose signature appears below hereby authorizes Christopher J. Stephens, Jr. and Claudia S. Toussaint and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the person(s) so acting deems appropriate, and appoint each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date
/s/ Gregory F. Milzcik Gregory F. Milzcik	President and Chief Executive Officer (the principal executive officer) and Director	July 20, 2010
/s/ Christopher J. Stephens, Jr. Christopher J. Stephens, Jr.	Senior Vice President, Finance and Chief Financial Officer (the principal financial officer)	July 27, 2010
/s/ Marian Acker Marian Acker	Vice President, Controller (the principal accounting officer)	July 27, 2010
/s/ Thomas J. Albani Thomas J. Albani	Director	July 20, 2010
/s/ John W. Alden John W. Alden	Director	July 20, 2010
/s/ Thomas O. Barnes Thomas O. Barnes	Director	July 20, 2010
/s/ Gary G. Benanav Gary G. Benanav	Director	July 20, 2010
/s/ William S. Bristow, Jr. William S. Bristow, Jr.	Director	July 20, 2010
/s/ George T. Carpenter George T. Carpenter	Director	July 20, 2010
/s/ Mylle H. Mangum Mylle H. Mangum	Director	July 20, 2010
/s/ Hassell H. McClellan Hassell H. McClellan	Director	July 20, 2010
/s/ William J. Morgan William J. Morgan	Director	July 20, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement for Debt Securities
1.2*	Form of Underwriting Agreement for Equity Securities
1.3*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts or Stock Purchase Units
3.1
Restated Certificate of Incorporation; Certificate of Designation; Preferences and Rights of Series A Junior Participating Preferred Stock; Certificate of Change of location of registered office and of registered agent, dated December 13, 2002; Certificate of Merger of domestic company, dated May 19, 2004; and Certificate of Amendment of Restated Certificate of Incorporation of Barnes Group Inc., dated April 20, 2006.  (Incorporated by reference to Exhibit 3 to the Company’s report on Form 10-Q for the quarter ended March 31, 2006.)

3.2	Amended and Restated By-laws. (Incorporated by reference to Exhibit 3.2 to the Company’s report on Form 10-K for the year ended December 31, 1998).
4.1**	Form of Indenture
4.2*	Form of Debt Security
4.3*	Form of Deposit Agreement
4.4*	Form of Depositary Receipt
4.5*	Form of Warrant Agreement
5**	Opinion of McDermott Will & Emery LLP
12**	Statement of Computation of Ratio of Earnings to Fixed Charges
15**	Letter regarding unaudited interim financial information
23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)
23.2**	Consent of PricewaterhouseCoopers LLP
24.1**	Powers of Attorney (included on signature pages of this registration statement)
25**	Statement of Eligibility of Trustee on Form T-1 for the Indenture
 *To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**Filed herewith.